CERTIFICATE OF INCORPORATION

                                       of

                        AMALGAMATED ENTERTAINMENT, INC.

     The undersigned, a natural person, for the Purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     1. NAME. The name of the corporation is Amalgamated Entertainment, Inc,

     2. ADDRESS: REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, L-100, City of Dover 19901, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     3. PURPOSES. The nature of the business and purposes to be conducted or Promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware,

     4. NUMBER OF SHARES. The total number of shares of stock which the Corporation shall have authority to issue is: Twenty Six Million (26,000,000), of which Twenty Five Million (25,000,000) shall be shares of Common Stock of the par value of one cent ($.01) per share (the "Common Stock"), and One Million
(1,000,000) shall be shares of Preferred Stock of the par value of One Cent ($.01) per share (the "Preferred Stock").

          a)Common Stock.

               (i) Dividends The holders of Common Stock shall be entitled to receive dividends, to the extant permitted under the General Corporation Law of the State of Delaware, when and as declared by the Board of Directors.

                                        1

               (ii) Voting. The holders of shares of common Stock shall be entitled to one vote for each such share held. Except as otherwise provided in the Certificate of incorporation or By-laws, or as required by law, the holders of all shares of Common Stock entitled to vote shall vote together as a single class on all matters submitted to a vote of the stockholders.

          (b)Preferred-stock. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred stock herainabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority to do so which is hereby vested in the Board of Directors. Subject to any applicable law, the shares of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights I and qualifications, limitations or restrictions, and shall be issued in such numbers, as shall be stated in said resolution or resolutions, providing for the issue of such shares of Preferred Stock, adopted by the Board of Directors pursuant to the authority hereinabove vested therein.


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     5. NAME AND ADDRESS OF  INCORPORATOR.  The name and mailing  address of the
Incorporator are: Herbert H. Sommer, Esq., 600 Old Country Road, Suite 535, Garden City, New York 11530.

     6. ELECTION OF DIRECTORS. Members of the Board of Directors may be elected either by written ballot or by voice vote.

     7. PERPETUAL EXISTENCE. The corporation is to have perpetual existence.

     8. COMPROMISE OR ARRANGMENT. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State Of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of S 291 of Title 8 of the Delaware code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of 5 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the came may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     9. MANAGEMENT. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          (a)The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot,

          (b)After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of S 109 of the General Corporation Law of the

     State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of 1 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          (c)Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions paragraph (2) of subsection (b) of S 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     10. PERSONAL LIABILITY OF DIRECTORS. The Personal liability Of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of S 102 of the General Corporation of the State of Delaware, as the same may be amended and supplemented.

     11. INDEMNIFICATION. The corporation shall, to the fullest extent permitted by the provisions of S 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue an to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     12. ADOPTION, AMENDMENT AND/OR REPEAL OF BYLAWS. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

     IN WITNESS WHEREOF, this Certificate has been signed on this 19th day of December, 1991.

                                                    /S/ HERBERT H. SOMER